CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A of our report dated September 19, 1995, relating to the Statement of Assets and Liabilities of Dean Witter Information Fund, which
appears in such Statement of Additional Information.   We also consent to the
references to us under the headings "Independent Accountants" and "Experts" in such Statement of Additional Information.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036
September 19, 1995